Exhibit 99.1

NEWS RELEASE

7007 Pinemont

Houston, Texas 77040 USA

Contact:

Gary D. Owens

Chairman, President & CEO

TEL: 713.986.4444

FAX: 713.986.4445

FOR IMMEDIATE RELEASE

OYO Geospace Announces Second Quarter 2004 Earnings Release Schedule

HOUSTON, TEXAS – MAY 3, 2004 — (NASDAQ:OYOG) ANNOUNCED THAT THE RELEASE OF EARNINGS FOR ITS SECOND QUARTER AND FUTURE QUARTERS WILL BE IN CONJUNCTION WITH THE FILING DATES OF THE CORRESPONDING FORM 10-Q OR FORM 10-K. IN RESPONSE TO THE NEW RELEASE SCHEDULE, THE COMPANY EXPECTS TO ANNOUNCE ITS SECOND QUARTER EARNINGS ON OR ABOUT MAY 13, 2004. AT THAT TIME, THE COMPANY EXPECTS TO ANNOUNCE EARNINGS OF $0.20 - $0.25 PER DILUTED SHARE.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact included herein including statements regarding potential future products and markets, our potential future revenues, future financial position, business strategy, future expectations and other plans and objectives for future operations, are forward-looking statements. We believe our forward-looking statements are reasonable. However, they are based on certain assumptions about our industry and our business that may in the future prove to be inaccurate. Important factors that could cause actual results to differ materially from our expectations include the level of seismic exploration worldwide, which is influenced primarily by prevailing prices for oil and gas, the extent to which our new products are accepted in the market, the availability of competitive products that may be more technologically advanced or otherwise preferable to our products, the resolution of the situation in the Middle East and other factors disclosed under the heading “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are on file with the Securities end Exchange Commission. Further, all written and verbal forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by such factors.